Exhibit 99.1
FOR IMMEDIATE RELEASE
Forrester Research Reports Fourth-Quarter And Full-Year 2008 Financial
Results
Cambridge, Mass., February 11, 2009 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its financial results for the fourth quarter ended December 31, 2008 and full-year 2008.
Fourth-Quarter Financial Performance
•	Total revenues were $62.9 million, compared with $58.4 million for the fourth quarter of last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 23 percent, Forrester reported net income of $9.2 million or $0.39 per diluted share, compared with net income of $5.6 million, which reflects an effective tax rate of 50 percent or $0.24 per diluted share, for the same period last year.

•	On a pro forma basis, which reflects a pro forma effective tax rate of 39 percent, net income was $9.0 million or $0.38 per diluted share for the fourth quarter of 2008. Pro forma net income excludes stock-based compensation of $1.4 million, amortization of acquisition-related intangibles of approximately $1.0 million, net impairments of non-marketable investments of $663,000, and a net reimbursement of professional fees related to the stock option investigation and restatement of the Company’s historical financial statements of $208,000. For the fourth quarter of 2007, pro forma net income was $8.7 million or $0.37 per diluted share, which excludes stock-based compensation of $2.6 million, amortization of acquisition-related intangible assets of $254,000, gains from short-term investments and non-marketable investments of $671,000, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $954,000 and which reflects a pro forma effective tax rate of 39 percent.
Year Ended December 31, 2008 Financial Performance
•	Total revenues were $240.9 million, compared with $212.1 million last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 35 percent, Forrester reported net income of $29.2 million or $1.24 per diluted share for 2008, compared with net income of $18.9 million or $0.80 per diluted share for the same period last year, which reflects an effective tax rate of 37 percent.

•	On a pro forma basis, net income was $31.1 million or $1.32 per diluted share for 2008, which reflects a pro forma effective tax rate of 39 percent and which also excludes stock-based compensation of $5.4 million, amortization of acquisition-related intangible assets of $1.4 million, a net gain of $1.5 million on the sale of short-term investments, and expenses related to the stock option investigation and restatement of the Company’s financial statements of $877,000. For 2007, pro forma net income was
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Forrester Fourth-Quarter And Full-Year 2008 Information / Page 2
$27.6 million or $1.16 per diluted share, which reflects a pro forma effective tax rate of 39 percent and which excludes stock-based compensation of $8.3 million, amortization of acquisition-related intangible assets of $1.2 million, net impairments from non-marketable investments of $1.0 million, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $4.6 million.
“The recession caused a slowdown in our business toward the end of 2008,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “The market conditions, however, did not prevent us from remaining profitable and achieving our EPS targets for the year. This is due in part to our role-based strategy, which resulted in a relatively strong retention of clients despite the tough economy.”
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Fiscal Year 2009
Forrester recently announced a reduction of approximately 50 jobs or an estimated 5 percent of its workforce worldwide in response to the ailing economy. The company anticipates that it will incur pretax expenses of approximately $2.5 to $3 million in the first quarter of 2009, related principally to cash severance and related benefits costs. The company is also evaluating associated facilities-related costs.
“We are grateful for the contributions of all of our employees over the past year,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “We have made this difficult decision in response to challenging global economic conditions. Forrester has lived through tough economic times before. We are confident that with our role-based strategy and our current offerings, we are well poised to successfully deliver what our clients need today and in the long term.”
Forrester is providing first quarter 2009 financial guidance as follows:
First-Quarter 2009 (GAAP)
•	Total revenues of approximately $52 million to $56 million.

•	Operating margin of approximately 0 percent to 5 percent.

•	Other income of approximately $800,000.

•	An effective tax rate of approximately 40 percent.

•	Diluted weighted average shares outstanding of approximately 23.4 million.

•	Diluted earnings per share of approximately $0.02 to $0.06.
First-Quarter 2009 (Pro Forma):
Pro forma financial guidance for the first quarter of 2009 excludes stock-based compensation expense of approximately $1.0 million to $1.3 million, amortization of acquisition-related intangible assets of approximately $600,000, costs associated with the reduction in workforce of $2.5 million to $3.0 million and any associated facilities-related

Forrester Fourth-Quarter And Full-Year 2008 Information / Page 3
costs, costs related to the stock option investigation and restatement of the Company’s historical financial statements, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 10 percent to 13 percent.

•	Pro forma effective tax rate of 40 percent.

•	Pro forma diluted earnings per share of approximately $0.15 to $0.19.
Forrester is providing full-year 2009 guidance as follows:
Full-Year 2009 (GAAP):
•	Total revenues of approximately $215 million to $235 million.

•	Operating margin of approximately 10 percent to 13 percent.

•	Other income of approximately $3.0 million.

•	An effective tax rate of 40 percent.

•	Diluted earnings per share of approximately $0.64 to $0.84.
Full-Year 2009 (Pro Forma):
Pro forma financial guidance for full-year 2009 excludes stock-based compensation expense of $4.5 million to $5.5 million, amortization of acquisition-related intangible assets of approximately $1.7 million, costs associated with the reduction in workforce of $2.5 million to $3.0 million and any associated facilities-related costs, costs related to the stock option investigation and restatement of the Company’s historical financial statements, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 15 percent to 17 percent.

•	Pro forma diluted earnings per share of approximately $0.88 to $1.11.

•	An effective tax rate of 40 percent.
About Forrester Research
Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, consumer insight, consulting, events, and peer-to-peer executive programs. For more than 25 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the first quarter of and full-year 2009. These statements are based on Forrester’s current plans and expectations and involve risks and

Forrester Fourth-Quarter And Full-Year 2008 Information / Page 4
uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to respond to business and economic conditions, particularly in light of the continuing global economic downturn, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
© 2009, Forrester Research, Inc. All rights reserved.

Karyl Levinson	Michael A. Doyle
Vice President, Corporate Communications	Chief Financial Officer
Forrester Research, Inc.	Forrester Research, Inc
+ 1 617.613.6262	+ 1 617.613.6234
press@forrester.com	investor@forrester.com

Forrester Fourth-Quarter and Full Year Fiscal 2008 Results/Page 5
Forrester Research, Inc.

Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended		Year ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues
Research services	$41,203	$34,851	$155,339	$131,163
Advisory services and other	21,718	23,568	85,536	80,893

Total revenues	62,921	58,419	240,875	212,056

Operating expenses
Cost of services and fulfillment	21,954	21,501	87,802	81,608
Selling and marketing	19,825	19,017	79,944	71,830
General and administrative	6,778	8,216	29,723	30,749
Depreciation	1,009	1,105	4,007	3,986
Amortization of intangible assets	959	254	1,435	1,232

Total operating expenses	50,525	50,093	202,911	189,405

Income from operations	12,396	8,326	37,964	22,651

Other income, net (1)	152	2,219	5,373	8,372
(Impairments) gains from marketable and non-marketable investments, net	(663)	671	1,473	(1,019)

Income before income taxes	11,885	11,216	44,810	30,004

Income tax provision	2,731	5,601	15,595	11,061

Net Income	$9,154	$5,615	$29,215	$18,943

Diluted income per share from net income	$0.39	$0.24	$1.24	$0.80

Diluted weighted average shares outstanding	23,377	23,670	23,585	23,729

Basic income per share from net income	$0.40	$0.24	$1.27	$0.82

Basic weighted average shares outstanding	23,079	23,096	23,062	23,074

Pro forma data (2):

Income from operations	$12,396	$8,326	$37,964	$22,651
Amortization of intangible assets	959	254	1,435	1,232

Investigation related expenses	(208)	954	877	4,583

Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	682	1,127	2,776	4,245
Selling and marketing	266	206	988	1,730
General and administrative	438	1,231	1,594	2,351

Pro forma income from operations	14,533	12,098	45,634	36,792

Other income, net (1)	152	2,219	5,373	8,372

Pro forma income before income taxes	14,685	14,317	51,007	45,164

Pro forma income tax provision	5,727	5,584	19,893	17,614

Pro forma net income	$8,958	$8,733	$31,114	$27,550

Pro forma diluted earnings per share	$0.38	$0.37	$1.32	$1.16

Diluted weighted average shares outstanding	23,377	23,670	23,585	23,729

(1)	During the fourth quarter, Forrester recorded a net foreign exchange loss of approximately $1.4 million ($1.1 million after tax) resulting primarily from the remeasurement of certain intercompany payables and receivables. Previously, the remeasurement of these payables and receivables had been recorded in other comprehensive income as part of cumulative translation adjustment. Of the net $1.4 million foreign exchange loss recorded, $1.9 million related to periods prior to fiscal 2008.

(2)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, stock-based compensation expense, net gains or impairments from marketable and non-marketable investments, costs associated with the stock option investigation and restatement of our historical financial statements, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Fourth-Quarter and Full Year Fiscal 2008 Results/Page 6
Forrester Research, Inc.

Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2008	2007
	(Unaudited)
Assets:
Cash and cash equivalents	$129,478	$53,163
Short-term investments	90,838	195,811
Accounts receivable, net	64,226	69,865
Deferred commissions	9,749	10,631
Deferred income taxes	7,947	13,236
Prepaid expenses and other current assets	15,553	11,304

Total current assets	317,791	354,010

Long-term investments	39,613	—
Property and equipment, net	6,759	6,834
Deferred income taxes	8,523	2,274
Goodwill and intangible assets, net	74,563	53,986
Non-marketable investments and other long term assets	7,702	9,253

Total assets	$454,951	$426,357

Liabilities and stockholders’ equity:
Accounts payable	$3,532	$4,174
Accrued expenses	27,527	28,891
Deferred revenue	113,844	111,418

Total current liabilities	144,903	144,483

Deferred income tax liability and other non-current accrued income tax liability	6,551	6,858

Total liabilities	151,454	151,341

Preferred stock	—	—
Common stock	291	282
Additional paid-in capital	315,149	284,431
Retained earnings	110,693	81,478
Treasury stock, at cost	(120,851)	(90,428)
Accumulated other comprehensive loss	(1,785)	(747)

Total stockholders’ equity	303,497	275,016

Total liabilities and stockholders’ equity	$454,951	$426,357

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Forrester Fourth-Quarter and Full Year Fiscal 2008 Results/Page 7
Forrester Research, Inc.

Consolidated Statements of Cash Flows
(In thousands)

	Year ended
	December 31,	December 31,
	2008	2007
	(Unaudited)
Cash flows from operations:
Net income	$29,215	$18,943
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation	4,007	3,986
Amortization of intangible assets	1,435	1,232
Non-cash stock-based compensation	5,358	8,326
Impairments from non-marketable investments, net	584	1,622
Realized net gains and impairments on sales of investments	(2,057)	(603)
Increase in provision for doubtful accounts	594	480
Excess tax benefits from stock-based compensation	(8,476)	101
Deferred income taxes	(156)	6,878
Accretion of premiums on investments	870	607
Changes in assets and liabilities —
Accounts receivable	6,806	(9,966)
Deferred commissions	881	(514)
Prepaid expenses and other current assets	(4,184)	(3,552)
Accounts payable	(893)	1,171
Accrued expenses	9,449	(1,122)
Deferred revenue	211	9,841

Net cash provided by operating activities	43,644	37,430

Cash flows from investing activities:
Acquisition of Jupiter	(22,398)	—
Purchases of property and equipment	(3,698)	(5,106)
Proceeds from non-marketable investments	493	2,640
Proceeds from sale of discontinued operations	—	250
Decrease in other assets	444	146
Purchases of short-term investments	(1,224,793)	(1,240,584)
Proceeds from sales and maturities of short-term investments	1,288,532	1,217,367

Net cash provided by (used in) investing activities	38,580	(25,287)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock option plans and employee stock purchase plan	18,577	4,896
Tax benefits related to stock options	8,476	807
Acquisition of treasury shares	(30,423)	(4,594)

Net cash (used in) provided by financing activities	(3,370)	1,109

Effect of exchange rate changes on cash and cash equivalents	(2,539)	754

Net increase in cash and cash equivalents	76,315	14,006

Cash and cash equivalents, beginning of period	53,163	39,157

Cash and cash equivalents, end of period	$129,478	$53,163